UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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PUMA BIOTECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

FREDRIC N. ESHELMAN, PHARM.D.

JAMES M. DALY

SETH A. RUDNICK, M.D.

KENNETH B. LEE, JR.

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Destroying Selected slides from Puma Biotechnology Inc.’s presentation, dated December 4, 2015. This presentation represents Dr. Fredric N. Eshelman’s commentary on Puma’s arguments.

1
Debunking Puma’s Claim To Be Developing
Stockholder Value
Management
and
Board
unable
to
unlock
stockholder
value:
Puma
has
a
valuable
asset
that
could
generate
significant value for stockholders if managed correctly.
To date, Puma’s current Board and management team have
failed to do so.
Lack
of
strategic
plan:
Puma’s
current
Board
does
not
appear
to
have
an
overall
business
plan
to
successfully
bring
Puma’s product to market.
Stockholder hopes are pinned to an eventual acquisition.
The
nominees
DO
have
a
plan:
We
have
outlined
a
full
set
of
business
initiatives
in
the
areas
of
commercialization,
marketing,
sales
and
manufacturing
–
topics
that
the
Company
has
never
addressed
publicly
–
as
well
as
finance,
business development and corporate governance.
Puma’s
current
Board
has
been
tested
and
failed:
The
current
Board
is
not
up
to
the
task
of
generating
acceptable
value for stockholders from Puma’s asset.  The four highly qualified and experienced nominees Dr. Eshelman proposes for election will bring critical skills to the Board and equip it to oversee a successful strategy for realizing the value of neratinib.
Puma’s
inability
to
manage
market
expectations
creates
risk:
Mismanagement
of
market
expectations,
as
evidenced by Puma’s long history of overpromising and delays in presenting trial results, has greatly contributed to recent stock price volatility and could create significant additional downside risks for investors. More effective Board oversight of management is the only way to correct this.
Inadequate
transparency
and
“skin
in
the
game”:
Puma
has
exhibited
an
alarming
lack
of
transparency
with
investors, including Dr. Eshelman, something the Nominees will seek to immediately address if elected. In addition, the four independent directors’ interests are inadequately aligned with those of stockholders.
Rather than show how it intends to “Develop Shareholder Value,” the Company’s presentation demonstrates the need for a change.

Strong Fundamental Business

Puma is on the verge of significant and meaningful milestones

- Anticipates filing for regulatory approval of PB272 for the extended adjuvant treatment of early stage HER2-positive breast cancer in first quarter of 2016
- Present additional data from the Phase III ExteNET Trial in the extended adjuvant treatment of early stage HER2-positive breast cancer (at San Antonio Breast Cancer Symposium in December 2015)
- Publish Phase III ExteNET Trial results (anticipated in the fourth quarter of 2015)
- Present the Phase II FB-7 trial of PB272 as a neoadjuvant treatment for patients with HER2-positive breast cancer (anticipated in the fourth quarter of 2015)
- Present data from our Phase II trial of PB272 in HER2 non-amplified breast cancer that has a HER2 mutation (anticipated in the fourth quarter of 2015)
- Report initial data from the Phase II trial of PB272 in extended adjuvant HER2-positive early stage breast cancer using loperamide prophylaxis (anticipated in the fourth quarter of 2015)
- Publish results to date on the use of prophylactic loperamide to reduce the PB272-related diarrhea (anticipated in the fourth quarter of 2015)
- Complete ongoing Phase II trial of PB272 in patients with HER2-positive metastatic breast cancer that has metastasized to the brain (anticipated in the first half of 2016)
- Expand additional cohorts in our Phase II basket trial of PB272 in patients with solid tumors with activating HER2 mutations (anticipated in the fourth quarter of 2015)

2

On
8/10/15
anticipated
publishing
in
Q3
‘15.
On
5/11/15 and 3/2/15 anticipated publishing mid-
2015.
Stated on 11/13/14 would file in 1H
’15.
There are
only 3.5
weeks left in
4Q
’15 –
yet
no definite
dates, places
or journals
(other than
SABCS) have
been
disclosed or
publicly
scheduled.
In light of
Puma’s
history of
delays, it
seems highly
unlikely that
these things
will happen
on the
schedule
described
here.
Still haven’t
disclosed
which data
(two days
before ).
On 8/10/15
anticipated
completing in 3Q
’15.
On 5/11/15 and
3/2/15
anticipated
completing in 1H
’15.
On 11/10/14
anticipated
presenting  data
in 4Q
‘14.
Stated on 11/10/15 that it was expected in 2H
‘15.

Exceptional Long-Term Financial Performance (cont'd)

Peer group is difficult to identify given nature of company

- An over $2.4 billion market capitalization and less than 200 employees
- A development stage company with no revenue
- Single product candidate (pursuing multiple indications)
- Limited operating history
- No Research, Development Only (NRDO) model

Price decrease in last 6 and 12 months is not representative

- Development stage companies have increased market volatility risk (*i.e.*, see Slide 12 for Cougar Biotechnology's stock performance chart which was ultimately acquired by Johnson & Johnson for approximately $1 billion)
- The Company believes there is long-term significant value for the development of PB272

In October 2012, February 2014 and January 2015, successfully completed public offerings of $138 million, $138 million and $218 million, respectively

- Significant participation in these offerings by existing investors demonstrating their long-term commitment to the Company

4

All
of
these
offerings
took
place
before
the
current
board
failed
to
manage
investor
expectations
surrounding
the ExteNET
data, leading to the stock’s plummeting after the May 2015 ASCO Annual Meeting.
The Company fails to take responsibility
for the role its failure to manage market
expectations played in the stock’s
heightened volatility.
We agree that
there is
significant
potential value –
but improved
oversight and
additional
experience on
the board is
needed for that
value to be
realized.  The
Company has not
explained how
they intend to
achieve this long-
term significant
value.
The Company does not identify a peer group for
executive compensation benchmarking in its proxy
statement. Therefore, Dr. Eshelman chose Clovis,
Oncology, Inc., Seattle Genetics, Inc., Medivation, Inc.,
ARIAD
Pharmeceuticals, Inc., and bluebird bio, Inc.
because, of the comparable companies provided by
Capital IQ, these were the closest to Puma in
development stage and market cap.
The Company
has consistently
claimed that it is
developing three
drug candidates
in numerous SEC
filings, including
its most recent
10-K. Puma has
never explained
what happened
to the
development of
these
candidates.
However, on slide 11 the Company manages to identify 10 peers in order to show that 2 other life sciences companies also have 5 directors.  The Company provides no discernible basis or source for its list of peers.
Our concern is if
Puma
management is
left unchecked
there is potential
for significant
downside from
continued
overstatements -
as we saw
recently with
Clovis Oncology,
Inc.

Board and Management Interests are Aligned with Those of Shareholders

Puma Directors and Executive Officers Beneficial Ownership[1][2]

Name	*Number (#)*	*Percentage (%)*
Alan H. Auerbach, *President, Chief Executive Officer and Chairman of the Board*[3]	6,681,249	19.0%
Charles R. Eyler, *Senior Vice President, Finance and Administration and Treasurer*[4]	148,373	*
Steven Lo, *Chief Commercial Officer*	—	—
Richard P. Bryce, MBChB, MRCGP, MFPM, *Senior Vice President, Clinical Research and Development*[5]	146,508	*
Jay M. Moyes, *Director*[6]	89,999	*
Adrian M. Senderowicz, M.D., *Director*	—	—
Troy E. Wilson, *Director*[7]	39,787	*
Frank Zavrl, *Director*[8]	913,076	2.8%
All executive officers and directors as a group (8 individuals)	8,018,992	22.6%

* Denotes less than 1.0% of beneficial ownership

(1) This table is based upon information supplied by our officers and directors and transfer agent Unless otherwise noted in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable Applicable percentages are based on 32,435,748 shares of our common stock outstanding as of November 2, 2015, adjusted as required by the rules promulgated by the SEC

(2) Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of November 2, 2015, whether through the exercise or conversion of any stock option, convertible security, warrant or other right The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares

(3) Consists of (i) 4,040,000 shares held by Mr Auerbach, (ii) 2,116,250 shares exercisable pursuant to an anti-dilutive warrant held by Mr Auerbach, and (iii) options to purchase 525,000 shares of our common stock exercisable within 60 days of November 2, 2015

(4) Consists solely of options to purchase 148,373 shares of our common stock exercisable within 60 days of November 2, 2015

(5) Consists of 30 shares held by Dr Bryce and options to purchase 146,478 shares of our common stock exercisable within 60 days of November 2, 2015

(6) Consists solely of options to purchase 89,999 shares of our common stock exercisable within 60 days of November 2, 2015

(7) Consists of 350 shares held in an IRA by Dr Wilson, 400 shares and 150 shares held in minor accounts for Dr Wilson's children and options to purchase 38,887 shares of our common stock exercisable within 60 days of November 2, 2015

(8) Consists of 359,076 shares of our common stock held by the FEZ Delaware Dynasty Trust and 550,000 shares of our common stock held by the Paula Zavrl Delaware Dynasty Trust Mr Zavrl retains voting power over the shares held by both trusts Also consists of 4,000 shares held by The Frank and Paula Zavrl Charitable Foundation, which as investment manager, Mr Zavrl retains dispositive and voting power over the shares Mr Zavrl has no pecuniary interest in the shares held by the foundation

15

Puma’s 4 independent
directors own very little
stock:
•
Combined 3.22%
beneficial ownership
•
Combined 0.003% of
shares held directly.
•
Each independent
director on average
owns less than
0.007%, excluding
options and shares
which directors do
not have any
pecuniary interest.
NOT
No independent
director has
purchased shares
within the last two
years.
The overwhelming
majority of shares
beneficially owned
by the
independent
directors are
options granted as
part of
compensation, or
were acquired in
the Company’s
early stages when
the stock price was
cheap, and do not
reflect actual
financial
commitment.

Eshelman's Claims are Misleading and Unfounded

Eshelman spins out unfounded misleading statements about Puma

- Falsely accuses Puma of refusing to comply with its legal obligations to comply with Eshelman's 220 Demand
  - Puma takes seriously its obligations to its shareholders to guard confidential information and not to disclose it to anyone trolling for material non-public information
  - Eshelman prematurely, and notwithstanding assurances received from the Company, filed suit to enforce a 220 Demand for stockholder information to which the Company was already responding

Eshelman makes his own unfounded misleading statements

- Misleads shareholders by speculating on M&A activity
  - No basis for the speculation other than citing unsupported analyst reports that Puma could be an acquisition target (the same is true for virtually all biotechnology companies)
- Misleads shareholders by assuming as fact the allegations in currently pending shareholder litigation
  - Company recently filed a motion to dismiss the shareholder litigation which refutes Eshelman's characterization of the statements he quotes and demonstrates their truthfulness
- Fails to understand ExteNET trial results – conflates two different metrics: improvement in hazard ratio and absolute disease-free survival

18

This is a false and
misleading
accusation. Dr.
Eshelman
expressly offered
that potentially
material
information be
redacted and
stated that he
was not seeking
material
nonpublic
information.
Rather, he
sought
to analyze
and value his
ownership stake
and ascertain
whether the
Board members
acted
appropriately in
in connection
with the
consideration of
any business
combinations,
asset sales,
mergers or other
strategic
transactions.
The
Company
gave no
such
assurances
.
We made no such assumption and
clearly identified the shareholder
plaintiff claims as allegations.
Dr. Eshelman
fully understands the relevant metrics and has used Kaplan-Meier for years. The Company continues to avoid the issue of how its optimistic statements about the ExteNET data led investors and analysts to consistently
expect that there would be a 3-5% increase in absolute DFS, which was not the reality and caused stockholder value to plummet.  The Company also fails to address the other cases in which its optimistic statements were followed by high expectations for data releases and other milestones that were not realized.
The Company
only responded
as required by
Delaware law
when Dr.
Eshelman filed
for expedited
proceedings.
Puma’s
The motion does
not demonstrate
the truth of the
statements.  The
court has not ruled
on the motion, and
demonstration of
truthfulness is not
the legal standard.

Eshelman's Proposal ~~Weakens the Board Without~~ Additional Benefit

Eshelman's proposal actually weakens the Board

- Eshelman's nominees do not possess any attributes, ability or experience that that would be unique or additive to the Board's current composition or have more compelling experience than that of Puma's current Board
- Eshelman and his nominees appear to have no actual experience developing drugs to treat cancer (other than serving on the boards of oncology drug companies that had already commercialized products or failed to develop products)
- Eshelman and one of his nominees, Seth A. Rudnick, currently claim to serve on eleven (11) and seven (7) boards of directors, respectively, and so it is difficult to imagine that they will be able to dedicate significant time or make a valuable contribution to Puma
- The addition of four (4) new directors to the Board would create inefficiencies and impose unnecessary costs
- Other than Eshelman (who beneficially owns less than 1.0% of Puma common stock), no Eshelman nominee holds any shares of Puma common stock
- Provides a < 1.0% shareholder and his hand-picked nominees with greater than 40% of board influence

19

Each only serves on one other public board.  Dr. Eshelman would leave certain current private boards if appointed as a director of
Puma.
Dr. Eshelman
has extensive
experience in
early stage
cancer
companies.
Dr. Rudnick
developed
two different
biological
compounds
used in
cancer
treatment
and led their
approval
process.
Our nominees
would add
significantly to the
board:
•
Over a century
of combined
industry
experience
•
Key roles in
over $10 billion
in M&A
sales.
•
Central roles in
developing or
launching
numerous
pharmaceutical
products.
•
Exponentially
higher levels of
board and
governance
experience.
•
Far broader
investment and
finance
experience.

Eshelman's Management Track Record is Underwhelming

- At various points during Eshelman's tenure at Pharmaceutical Product Development and Furiex Pharmaceuticals, the companies experienced massive short term declines; Pharmaceutical Product Development never fully recovered

- Analyst reports covering the later years of Eshelman's tenure at Pharmaceutical Product Development document declining performance for years

  - Robert W. Baird & Co. (1/10/2008): "While at risk of rubbing salt in old wounds, remember that in 2004 PPDI was equally confident in the FDA's approval of dapoxetine, and that proved disastrous."

  - Robert W. Baird & Co. (1/10/2008): "PPDI Development barely hit lowered targets in 3Q; all other CROs beat. PPDI has ongoing, massive management and organizational change, has experienced above-normal and above-industry cancellations for a year. . . ."

  - Bank of America Merrill Lynch (10/22/2008): "More Pain, but Hope Remains"; "2008 guidance trimmed"; "Shares should open lower"

  - Goldman Sachs (7/22/2009): "Sizable 2Q bookings shortfall— we see slowing growth, stay Sell"

  - Bank of America Merrill Lynch (7/21/2009): "There is little hope for a 2009 recovery, in our view, and we continue to struggle for optimism that 2010 will be better as new business barometers are falling"

  - Goldman Sachs (1/20/2010): "Guidance comes with steep back-half ramp; lower EPS and stay Sell"

In the midst of Pharmaceutical Product Development's declining performance, Eshelman was replaced as CEO

21

Dr. Eshelman was
not replaced as
CEO.  Rather, he
initiated and was
fully involved in
planning and
executing the
company’s
succession plan.
The Company
neglects that
most of these
analyst
statements
came during a
two-year
period when
the overall
market was
significantly
down due to
the financial
crisis. Dr.
Eshelman’s
tenure at PPDI
was
approximately
20 years.
By the standards
the current board
uses to judge its
own past, PPDI
compares very
favorably. PPDI sold
at an increase of
421% over its initial
listing price, while
Cougar’s value only
increased by 140%,
and was even more
volatile in the
interim than PPDI,
twice experiencing
declines that
brought it back to
its initial listing
price.

Eshelman's Proposed "value proposition" Simply Reiterates the Company's Current Business Plan (and Understates it at That)

Eshelman has provided no new ideas to create shareholder value

- Puma already intends to disclose ExteNET and other clinical trial data when confirmed and appropriate
- Puma already intends to file an NDA in the first quarter of 2016
- Puma already intends to complete required carcinogenicity studies

His proposition omits several other important key value drivers

- Additional ongoing Phase III trial in metastatic breast cancer in combination with Xeloda
- Multiple ongoing Phase II trials in other indications

22

Regarding
the
carcinogenicity
studies,
Auerbach
claimed
in
December
2014
that
he
anticipated
that
these
studies
would
be
complete by November 2015:
“These
carcinogenicity
studies
with
neratinib
are
anticipated
to
be
completed
in
November
2015”.
On November 30, 2015, he disclosed that only preliminary data was ready for the meeting with the EMA:
“What
we
showed
them
–
we
don't
have
the
final
reports
yet.
What
we
showed
them
was
the
top
line
data,
so
kind
of
the
draft, if you will. We do not have the full report yet.”
Now the Company claims that it “intends to complete” these studies at some unspecified point (we would note that the fact these studies were incomplete was also the cause for the original delay of the NDA filing from 2015 to 2016).
We are not reassured.
If the current board really has an overall strategic business plan, beyond hoping for an eventual acquisition, it has never described it.
The current board should outline its own strategic plan for investors and provide evidence that the necessary groundwork is being done.
The Nominees have
discussed and
outlined a full set of
business initiatives
in the areas of
commercialization,
marketing and sales,
and manufacturing
(topics that the
Company has never
publicly discussed
beyond vague and
canned statements),
as well as finance,
business
development, and
corporate
governance.
The Company has a
track record of
delays, lack of
transparency and
mismanaging of
expectations for all
3
of these items.
See
our investor
presentation.

Certain Disclosures
9
DR. FREDRIC N. ESHELMAN (“DR. ESHELMAN”) DOES NOT ASSUME RESPONSIBILITY FOR INVESTMENT DECISIONS. THIS PRESENTATION DOES NOT RECOMMEND THE
PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY.  IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE OF THE PARTICIPANTS FROM TIME TO TIME TO
SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE “INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR
PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE) OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.
DR. ESHELMAN RESERVES THE RIGHT TO CHANGE ANY OF HIS OPINIONS EXPRESSED HEREIN AT ANY TIME AS HE DEEMS APPROPRIATE. DR. ESHELMAN DISCLAIMS ANY
OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN. CERTAIN DATA AND INFORMATION USED IN THE ACCOMPANYING ANALYSES CONTAINED HEREIN HAS
BEEN OBTAINED FROM SOURCES THAT DR. ESHELMAN BELIEVES TO BE RELIABLE, IS SUBJECT TO CHANGE WITHOUT NOTICE, IS NOT GUARANTEED TO BE ACCURATE, AND
MAY NOT CONTAIN ALL MATERIAL INFORMATION CONCERNING THE SECURITIES WHICH MAY BE THE SUBJECT OF THE ANALYSES. DR. ESHELMAN HAS NOT SOUGHT OR
OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED IN THIS PRESENTATION AS HAVING BEEN OBTAINED OR DERIVED
FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH
THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.
DR. ESHELMAN MAY HAVE RELIED UPON CERTAIN QUANTITATIVE AND QUALITATIVE ASSUMPTIONS WHEN PREPARING THE ANALYSES HEREIN WHICH MAY NOT BE
ARTICULATED AS PART OF SUCH ANALYSES. THE REALIZATION OF THE ASSUMPTIONS ON WHICH SUCH ANALYSES WERE BASED IS SUBJECT TO SIGNIFICANT UNCERTAINTIES,
VARIABILITIES AND CONTINGENCIES AND MAY CHANGE MATERIALLY IN RESPONSE TO SMALL CHANGES IN THE ELEMENTS THAT COMPRISE THE ASSUMPTIONS, INCLUDING
THE INTERACTION OF SUCH ELEMENTS. FURTHERMORE, THE ASSUMPTIONS ON WHICH THE ANALYSES WERE BASED MAY BE NECESSARILY ARBITRARY, MAY BE MADE AS OF
THE DATE OF THE ANALYSES, DO NOT NECESSARILY REFLECT HISTORICAL EXPERIENCE WITH RESPECT TO SECURITIES SIMILAR TO THOSE THAT MAY BE CONTAINED IN THE
ANALYSES, AND DO NOT CONSTITUTE A PRECISE PREDICTION AS TO FUTURE EVENTS.
BECAUSE OF THE UNCERTAINTIES AND SUBJECTIVE JUDGMENTS INHERENT IN SELECTING THE ASSUMPTIONS ON WHICH THE ANALYSES WERE BASED AND BECAUSE FUTURE
EVENTS AND CIRCUMSTANCES CANNOT BE PREDICTED, THE ACTUAL RESULTS REALIZED MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE ANALYSES.
NOTHING INCLUDED IN THESE ANALYSES CONSTITUTES ANY REPRESENTATION OR WARRANTY BY DR. ESHELMAN AS TO FUTURE PERFORMANCE.  NO REPRESENTATION OR
WARRANTY IS MADE BY DR. ESHELMAN AS TO THE REASONABLENESS, ACCURACY OR SUFFICIENCY OF THE ASSUMPTIONS ON WHICH THE ANALYSES WERE BASED OR AS TO
ANY OTHER FINANCIAL INFORMATION THAT IS CONTAINED IN THE ANALYSES, INCLUDING THE ASSUMPTIONS ON WHICH THEY WERE BASED.
DR. ESHELMAN SHALL NOT BE LIABLE FOR EITHER (I) ANY ERRORS OR OMISSIONS MADE IN DISSEMINATING THE DATA OR ANALYSES CONTAINED HEREIN OR (II) DAMAGES
(INCIDENTAL, CONSEQUENTIAL OR OTHERWISE) WHICH MAY ARISE FROM YOUR OR ANY OTHER PARTY’S USE OF THE DATA OR ANALYSES CONTAINED HEREIN.
THE INFORMATION THAT IS CONTAINED HEREIN SHOULD NOT BE CONSTRUED AS FINANCIAL, LEGAL, INVESTMENT, TAX, OR OTHER ADVICE. YOU ULTIMATELY MUST RELY
UPON YOUR OWN EXAMINATION AND THAT OF YOUR PROFESSIONAL ADVISORS, INCLUDING LEGAL COUNSEL AND ACCOUNTANTS AS TO THE LEGAL, ECONOMIC, TAX,
REGULATORY, OR ACCOUNTING TREATMENT, SUITABILITY, AND OTHER ASPECTS OF THE ANALYSES HEREIN.
ON NOVEMBER 18, 2015, DR. ESHELMAN, JAMES M. DALY, SETH A. RUDNICK AND KENNETH B. LEE, JR. (TOGETHER WITH DR. ESHELMAN, THE "PARTICIPANTS") FILED A
DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING FORM OF CONSENT CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A
TO BE USED IN CONNECTION WITH THE SOLICITATION OF CONSENTS (THE “CONSENT SOLICITATION”) FROM THE STOCKHOLDERS OF PUMA BIOTECHNOLOGY, INC. (THE
"COMPANY") TO INCREASE THE SIZE OF THE COMPANY’S BOARD OF DIRECTORS FROM FIVE TO NINE MEMBERS AND ELECT FOUR NEW DIRECTORS. ALL STOCKHOLDERS OF
THE COMPANY ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE CONSENT SOLICITATION BY THE PARTICIPANTS
BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR
INDIRECT INTERESTS BY SECURITY HOLDINGS.  THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD HAVE BEEN FURNISHED TO SOME OR ALL OF
THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE INTERNET AT
WWW.OKAPIVOTE.COM/PUMABIOTECHNOLOGY OR ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, DR. ESHELMAN'S CONSENT
SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT CHARGE UPON REQUEST BY CALLING (877)
869-0171 OR BY EMAILING INFO@OKAPIPARTNERS.COM.